UNITED STATES

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Ethan Allen Interiors Inc.

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Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) filed a definitive proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the Company’s 2026 Annual Meeting of Stockholders.

On October 30, 2026, Ethan Allen issued the following press release.

Ethan Allen Urges Shareholders to Elect ALL Five Company Nominees to Oversee CEO Transition and Profitable Growth

Next CEO to Be Announced by June 30, 2027; CEO and Chair Roles to be Separate

Doug Bergeron’s Flawed Track Record as CEO Raises Questions over Accountability and Leadership

DANBURY, CT, Oct. 30, 2026 (GLOBE NEWSWIRE) -- Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD) today urged shareholders to vote FOR all five Company nominees and WITHHOLD on all five DGB nominees on the BLUE proxy card ahead of the Company’s November 4, 2026 Annual Meeting of Stockholders.

Ethan Allen’s shareholders face a consequential decision: who will select the Company’s next CEO, oversee its growth investments and be accountable for the results.

Why Shareholders Should Vote FOR All Five Company Nominees

•

New leadership with a firm announcement deadline. Independent directors are leading the search with a nationally recognized firm. The next CEO will be announced by June 30, 2027 and will join the Board. The CEO and Chair roles will be separate. The Board is also evaluating potential director additions with expertise in cybersecurity, AI, supply chain or vertical integration.

•	A handover with a clear end point. After the CEO transition, Mr. Kathwari will serve as a non-executive director to support the handover until the 2027 Annual Meeting, when he will leave the Board.

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A profitable business with resources to invest. Ethan Allen generated $52.5 million in operating cash flow in fiscal 2026 and ended that year with no debt. The Board’s focus is to use that financial strength to drive growth and returns.

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Growth investments must deliver stronger results. Online designer appointments, live chat and 3D room planner already connect digital discovery with personalized design services. Marketing spending rose 10% in fiscal 2026, with a further 15% increase projected for fiscal 2027. The Board is focusing on turning these investments and the Company’s manufacturing and delivery capabilities into stronger sales and profits.

•

All five nominees contribute to the decisions ahead. David Sable brings independent leadership and customer strategy expertise to CEO selection and growth priorities; Cynthia Ekberg Tsai, technology judgment to digital investment; Maria Eugenia Casar, financial discipline to capital allocation; Tara I. Stacom, real-estate judgment to design-center returns; and Farooq Kathwari, operating knowledge to the handover. Retaining all five preserves these complementary perspectives through the transition.

Why Shareholders Should WITHHOLD on All Five DGB Nominees

•

Two CEO handovers during a complete Board reset. DGB proposes replacing every director, installing an interim CEO and then selecting a permanent CEO. In the Board’s judgment, that sequence risks delaying investment decisions and disrupting coordination across manufacturing, design, retail and delivery.

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The interim candidate’s experience leaves an important gap. Stefanie Tsen Ward’s disclosed background includes neither public company CEO experience nor manufacturing leadership. Those capabilities matter in Ethan Allen’s vertically integrated operating model. The Board opposes adding an interim appointment to the permanent CEO transition.

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Unclear authority and accountability. DGB says Ms. Ward would work in “close partnership” with Mr. Bergeron. Shareholders deserve clarity about his operating authority, who would approve growth investments and who would be accountable for results.

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Projections require a clear investment case. DGB has published projections and a transition framework, including a first 100-day plan to validate key assumptions. Before giving DGB control, shareholders should require clarity on annual cash investment, working capital needs, expected returns and the consequences if growth falls short.

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Financial oversight deserves scrutiny. During Mr. Bergeron’s tenure as CEO, VeriFone restated three quarters of fiscal 2007 results and settled a Securities and Exchange (“SEC”) action concerning financial reporting and internal controls. The SEC alleged that operating income was overstated by 129%; VeriFone settled without admitting or denying the allegations. The Board believes that record warrants scrutiny of the financial assumptions he asks Ethan Allen shareholders to trust.

•

Shareholders bore the consequences. VeriFone’s share price fell 46% in one day after the company announced that its financial results required restatement. Related shareholder litigation resulted in a $95 million settlement[1], funded by VeriFone and its insurers and approved by the court in 2014. VeriFone acknowledged the accounting errors but denied the lawsuit’s allegations of securities fraud and related wrongdoing[2]. Shareholders deserve an explanation of costly securities litigation during Mr. Bergeron’s leadership.

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Mr. Bergeron’s value-creation record warrants scrutiny. ISS’s 2013 review of VeriFone identified negative one-year and five-year shareholder returns through fiscal 2012, lagging its industry group and the broader market, and a pay-for-performance disconnect. Shareholders should weigh that record when evaluating DGB’s projected returns.

•

U.S. sanctions compliance also deserves scrutiny. For the quarter ended January 31, 2013, when Mr. Bergeron was CEO, VeriFone disclosed that employees of non-U.S. subsidiaries provided unauthorized technical support to a distributor for terminal resales to banks subject to U.S. sanctions[3]. Verifone said employees circumvented its compliance measures. Shareholders deserve an explanation of his oversight.

1 Investors Obtain $95 Million in Verifone Securities Class Action

2 https://www.sec.gov/files/litigation/complaints/2009/comp21194.pdf

3 VeriFone 10-K, Fiscal Year Ended October 31, 2013

YOUR VOTE IS IMPORTANT!

Vote FOR all five Company nominees - M. Farooq Kathwari, David M. Sable, Maria Eugenia Casar, Tara I. Stacom and Cynthia Ekberg Tsai - and WITHHOLD on all five DGB nominees on the BLUE proxy card.

Shareholders can find additional information at www.VoteEthanAllen.com. Please follow the BLUE proxy card instructions to vote by internet, telephone or mail.

If you have already voted, you may change your vote by submitting a later-dated valid proxy. Only your latest valid vote will count. For assistance, contact Georgeson LLC toll-free at (888) 717-2572 or ethanallen@georgeson.com.

About Ethan Allen

Ethan Allen (NYSE: ETD) is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com.

Forward Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's strategic and operating priorities, growth initiatives and strategies, technology investments, capital allocation, capital expenditures, CEO succession and expectations regarding the leadership transition. These statements are subject to risks and uncertainties, including those described in Item 1A of the Company's Annual Report on Form 10-K and in its other filings with the SEC, which could cause actual results to differ materially from those anticipated. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them except as required by law.

Disclaimer

The Company has neither sought nor obtained the consent from any third party to use any statements or information contained in this press release that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

Investor Relations Contacts

Ethan Allen
Matt McNulty, Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

Investors
Chris Hayden / Bill Fiske, Georgeson LLC
ethanallen@georgeson.com

Media
Phil Denning / Gabriel Hasson, ICR LLC
ETD@icrinc.com